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                                                                   Exhibit 10.42

                        RETROCESSION SETTLEMENT AGREEMENT

         This RETROCESSION SETTLEMENT AGREEMENT ("this Agreement") dated as of the 7th day of January, 2000, is entered into by and among RELIANCE INSURANCE COMPANY, a corporation organized under the insurance laws of the Commonwealth of Pennsylvania ("Reliance"), RELIANCE GROUP HOLDINGS, INC., a corporation organized under the laws of the State of Delaware, on behalf of itself and each of its subsidiaries and affiliates ("Reliance Group"), SUN LIFE ASSURANCE COMPANY OF CANADA, a corporation organized under the insurance laws of Canada ("Sun Life"), PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY, a corporation organized under the insurance laws of the State of New York, and AMERICAN PHOENIX LIFE AND REASSURANCE COMPANY, a corporation organized under the insurance laws of the State of Connecticut (Phoenix Home Life Mutual Insurance Company and American Phoenix Life and Reassurance Company are referred to together as "Phoenix"), and COLOGNE LIFE REINSURANCE COMPANY, a corporation organized under the insurance laws of the State of Connecticut ("Cologne Life") (Sun Life, Phoenix and Cologne Life individually, a "Retrocessionaire", and collectively, the "Retrocessionaires").

         WHEREAS, Reliance and each of the insurers (individually, an "Insurer"; collectively, the "Insurers") listed on Exhibit A attached hereto have heretofore entered into the reinsurance agreements (individually, a "Reinsurance Agreement"; collectively, the "Reinsurance Agreements") listed on Exhibit A, pursuant to which Reliance agreed to reinsure, and the Insurers agreed to cede, certain subject business (as defined in the Reinsurance Agreements); and

         WHEREAS, Reliance is negotiating with certain of the Insurers the complete and final settlement of their respective obligations under the Reinsurance Agreements in accordance with the terms of certain Settlement Agreements (as hereinafter defined) to be entered into between Reliance and such Insurers; and

         WHEREAS, Reliance asserts that each of the Retrocessionaires has heretofore entered into one or more of the agreements listed on Exhibit B (including the Occupational Accident Excess of Loss Whole Account Retrocession, Burning Cost Premium Protection, and Occupational Disease and Cumulative Trauma Whole Account Quota Share Reinsurance), pursuant to which, Reliance asserts, each Retrocessionaire has agreed to reinsure, and Reliance has agreed to retrocede, certain liabilities under policies issued by the Insurers and reinsured by Reliance; and

         WHEREAS, the draft contract wordings also listed on Exhibit B were provided to the Retrocessionaires naming Reliance as a retrocedent pursuant to which Reliance asserts the Retrocessionaires are obligated to provide retrocessional coverage to Reliance (the documents listed in Exhibit B are hereinafter collectively referred to as the "Asserted Retrocession Agreements"); and

         WHEREAS, two of the retrocessionaires, Sun Life and Phoenix, have commenced arbitration proceedings, inter alia, to rescind certain of the Asserted Retrocession Agreements; and

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         WHEREAS, Reliance has commenced an arbitration proceeding seeking, inter alia, a declaration that the Asserted Retrocession Agreements are valid and enforceable; and

         WHEREAS, this Agreement will enable Reliance, Sun Life, and Phoenix to avoid the expense and uncertainty of arbitration, litigation, or other proceedings; and

         WHEREAS, upon the fulfillment of certain conditions (as hereinafter provided), Reliance and the Retrocessionaires wish to fully and finally settle their respective obligations to each other under the Asserted Retrocession Agreements.

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereby agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Aon" means Aon Re Inc., all subsidiary and affiliated entities, and all predecessors and successors of Aon Re Inc. or of any subsidiary or affiliated entity thereof.

         "Asserted Retrocession Agreements" shall have the meaning set forth in the fourth whereas clause of this Agreement.

         "Closing" and "Closing Date" shall have the meanings set forth in
Section 2.07 hereof.

         "Cologne Life" shall have the meaning set forth in the first paragraph of this Agreement.

         "Delphi" means Delphi Financial Group, Inc., all subsidiary and affiliated entities, and all predecessors and successors of Delphi Financial Group, Inc. or of any subsidiary or affiliated entity thereof.

         "Delphi Release" shall have the meaning set forth in Section 2.04 hereof.

         "Insurer" and "Insurers" shall have the meanings set forth in the first whereas clause of this Agreement.

         "Measured Cost " shall have the meaning set forth in Section 6.01(a) hereof.

         "Phoenix" shall have the meaning set forth in the first paragraph of this Agreement.

         "Quota Share Retrocession Agreement" means that agreement by which Reliance Standard Life, Safety National, and Lumbermens Mutual Casualty Company agreed to reinsure, and Reliance agreed to retrocede, certain policy liabilities under reinsurance policies underwritten by Unicover on behalf of Reliance, and which agreement bears an effective date of April 1, 1998.

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         "Rattner" means Rattner Mackenzie Limited, all subsidiary and affiliated entities, and all predecessors and successors of Rattner Mackenzie Limited or of any subsidiary or affiliated entity thereof.

         "Reinsurance Agreement" and "Reinsurance Agreements" shall have the meanings set forth in the first whereas clause of this Agreement.

         "Reinsurance Agreement Liability" means, for each Reinsurance Agreement, the estimated ultimate gross nominal underwriting loss (estimated ultimate gross premium minus estimated ultimate gross commission minus estimated ultimate gross claims).

         "Reliance" shall have the meaning set forth in the first paragraph of this Agreement.

         "Reliance Compensation" shall have the meaning set forth in Section 6.01(b) hereof.

         "Reliance Adjustment" shall have the meaning set forth in Schedule II.

         "Reliance Group" shall have the meaning set forth in the first paragraph of this Agreement.

         "Reliance Measured Cost" shall have the meaning set forth in Schedule
II.

         "Reliance Recovered Amount from Aon," "Reliance Recovered Amount from Rattner," "Reliance Recovered Amount from Unicover," and "Reliance Recovered Amounts," shall have the meanings set forth in Section 6.01(c) hereof.

         "Reliance Release" shall have the meaning set forth in Section 2.03 hereof.

         "Reliance Standard Life" means Reliance Standard Life Insurance
Company.

         "Retrocession Settlement Amount" shall have the meaning set forth in
Section 2.02(a) hereof.

         "Retrocessionaire" and "Retrocessionaires" shall have the meanings set forth in the first paragraph of this Agreement.

         "Retrocessionaires Adjustment" shall have the meaning set forth in
Schedule III.

         "Retrocessionaires Measured Cost" shall have the meaning set forth in
Schedule III.

         "Retrocessionaires Recovered Amount from Aon," "Retrocessionaires Recovered Amount from Rattner," "Retrocessionaires Recovered Amount from Unicover," and "Retrocessionaires Recovered Amounts" shall have the meanings set forth in Section 6.01(d) hereof.

         "Safety National" means Safety National Casualty Corporation.

         "Settlement Agreement" means an agreement to effect a complete and final settlement of the respective obligations of Reliance and an Insurer under the Reinsurance Agreement or

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Agreements between them, and that is contingent, if at all, principally upon a one-time payment by Reliance to the Insurer.

         "Sun Life" shall have the meaning set forth in the first paragraph of this Agreement.

         "This Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

         "Total Reinsurance Agreement Liability" means the sum of the Reinsurance Agreement Liability for all Reinsurance Agreements listed on Exhibit A.

         "Unicover" shall mean Unicover Managers, Inc., Unicover Managers LLC, all affiliates and successors of either of them, and all predecessors and successors of Unicover Managers, Inc. or Unicover Managers LLC or of any subsidiary or affiliated entity of any of them.

         "Unicover Business" means all insurance, reinsurance, and retrocessional transactions, and all other business or transactions of any kind or character, in which Unicover was involved directly or indirectly, or that are otherwise related to Unicover in any way, including but not limited to all transactions of any kind or character involving any of the Reinsurance Agreements, Settlement Agreements, or Asserted Retrocession Agreements.

                                   ARTICLE II

                       TERMS AND CLOSING OF THIS AGREEMENT

         Section 2.01 Settlement Agreements.

         (a) Reliance shall use commercially reasonable efforts to enter into Settlement Agreements with each of the Insurers.

         (b) Neither Reliance nor Reliance Group shall pay or accept any consideration for a Settlement Agreement other than the consideration recited in that Settlement Agreement. The consideration prohibited by the previous sentence includes, but is not limited to, any agreements, arrangements, or understandings that are conditioned upon, or would not have been entered into except in connection with or consideration of, a Settlement Agreement.

         (c) At the Closing, Reliance shall deliver to each Retrocessionaire a true and complete copy of each such written Settlement Agreement, and shall fully disclose, by notice to all Retrocessionaires, all terms of any agreements, arrangements, or understandings described in Section 2.01(b) or otherwise related to any Settlement Agreement, whether written or unwritten.

         Section 2.02 Retrocession Settlement Amount.

         (a) If, on or before January 21, 2000, Reliance has reached Settlement Agreements which taken together cover Reinsurance Agreements aggregating not less than 95% of the Total Reinsurance Agreement Liability, and subject to the satisfaction of the conditions precedent stated in Section 4.01, the Retrocessionaires shall pay to Reliance on the Closing Date an aggregate amount equal to $281,523,831 (payable severally by Cologne Life, Phoenix and Sun

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Life in the amounts set forth in Exhibit C hereto) (the "Retrocession
Settlement Amount"). Payment of the Retrocession Settlement Amount shall be made by wire transfer of immediately available funds to a Reliance bank account or accounts designated in writing by Reliance. For purposes of determining whether Reliance has satisfied the requirement that it reach by January 21, 2000, Settlement Agreements covering Reinsurance Agreements aggregating not less than 95% of the Total Reinsurance Agreement Liability, the parties agree that the percentage figures assigned to each Reinsurance Agreement listed on Exhibit A shall govern.

         (b) Any payments otherwise due and owing to the Retrocessionaires after the execution of this Agreement shall be suspended and placed in an interest bearing fiduciary account until payment of the Retrocession Settlement Amount or the termination of this Agreement pursuant to Section 9.01. If this Agreement is terminated pursuant to Section 9.01, then, on the next business day after such termination, Reliance shall pay the amounts in the fiduciary account to the Retrocessionaires or their designated agents. Reliance's failure to timely remit premium to each Retrocessionaire or its agent from the execution date of this Agreement until the next business day after its termination shall not constitute a breach or other default under the Asserted Retrocession Agreements. Each Retrocessionaire may set off against loss payments otherwise due Reliance in connection with the Reinsurance Agreements all amounts that Reliance deposits pursuant to this Section 2.02(b) until Reliance remits premium to that Retrocessionaire upon termination of this Agreement. Notwithstanding the foregoing, the parties recognize that Phoenix and Sun Life have commenced arbitration proceedings to rescind the Asserted Retrocession Agreements, have tendered back to their purported retrocedents all premium received from them and are not accepting any additional premium from their purported retrocedents; accordingly this Section 2.02(b) shall not apply to Phoenix and Sun Life.

         Section 2.03 Releases by Reliance, Reliance Group, and
Retrocessionaires. At the Closing, each Retrocessionaire, on the one hand, and Reliance and Reliance Group, on the other hand, will exchange a fully executed mutual limited release in the form of Exhibit D (the "Reliance Release").

         Section 2.04 Releases by Retrocessionaires and Delphi, Reliance Standard Life, and Safety National. At the Closing, each Retrocessionaire, on the one hand, and Reliance on behalf of Delphi, Reliance Standard Life, and Safety National, on the other hand, will exchange a fully executed mutual limited release in the form of Exhibit E (the "Delphi Release"). Following execution of this Agreement, Cologne Life and Phoenix shall make reasonable efforts (which efforts, however, shall not involve the payment of money) to persuade the other members of the Unicover Occupational Accident Reinsurance Pool, including Connecticut General Life Insurance Company, Reliastar Life Insurance Company, the Lincoln National Life Insurance Company, and Life Reassurance Corporation of America, to enter into mutual limited releases with Safety National, Reliance Standard Life, and Delphi similar in form to Exhibit E.

         Section 2.05 Delivery of Certificates and Documents by Reliance. At the Closing, Reliance shall deliver the following to each Retrocessionaire:

         (a) Certificates of responsible officers of Reliance and Reliance Group confirming to the best of their knowledge after reasonable inquiry (i) satisfaction of the conditions set forth in Sections 2.01(b), 2.01(c), and 2.02(a) and (ii) that the representations and warranties of Reliance

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and Reliance Group set forth herein are true and correct on the date of the certificates as if made on such date; and

         (b) Copies of all documents that (i) are in the possession, custody, or control of Reliance or Reliance Group, or in the possession, custody, or control of any person or entity from which Reliance or Reliance Group has the practical ability to obtain the documents without instituting any legal proceedings to do so, and (ii) relate to, refer to, describe, evidence, or constitute any Reinsurance Agreement, any Settlement Agreement, the Asserted Retrocession Agreements, or the Unicover Business, together with certificates of responsible officers of Reliance and Reliance Group that to the best of their knowledge after reasonable inquiry they have delivered all such documents and the logs required by Section 2.05(c). As used in this Agreement, the terms "documents" and "possession, custody or control" have the same meanings as under Rule 34(a) of the Federal Rules of Civil Procedure.

         (c) Section 2.05(b) shall not require Reliance to deliver either (i) documents the disclosure of which would, in the reasonable opinion of Paul, Weiss, Rifkind, Wharton & Garrison, violate any of the confidentiality agreements listed on Exhibit F, copies of each of which Reliance has delivered to the Retrocessionaires, or (ii) documents covered by either the attorney-client privilege or the protection of documents prepared in anticipation of litigation or for trial; but under both clauses (i) and (ii) above, provided that Reliance delivers to each Retrocessionaire a log of all such confidential documents, whenever created, and a log of all such privileged or protected documents created prior to March 15, 1999, stating for each such document on each log the information customarily stated in privilege logs.

         Section 2.06. Payment under Settlement Agreements. Promptly after receiving payment of the Retrocession Settlement Amount, Reliance shall pay all amounts payable to Insurers under all Settlement Agreements. By the end of the third business day after it makes any payment under any Settlement Agreement, Reliance shall deliver to each Retrocessionaire a certificate of a responsible officer of Reliance confirming payment of same, together with evidence of such payment.

         Section 2.07. The Closing. The closing of this Agreement (the "Closing") shall be held at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Ave., 48th Floor, New York, New York 10166 or at such other place as the parties may agree, at 9:30 a.m. on January 21, 2000 (the "Closing Date"), or on such other date and time as the parties may agree.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.01 Representations and Warranties of Reliance and Reliance Group. Reliance and Reliance Group each represents and warrants to each Retrocessionaire that:

         (a) Reliance and Reliance Group each has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the boards of directors of Reliance and Reliance Group, respectively.

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         (b) This Agreement constitutes a valid and binding obligation of
Reliance and Reliance Group, enforceable in accordance with its terms. No other corporate proceedings by Reliance or Reliance Group are necessary to authorize this Agreement or the transactions contemplated hereby.

         (c) Exhibit A is a complete list of all agreements or contracts for which Reliance or Reliance Group contends that the Asserted Retrocession Agreements provide Reliance retrocessional reinsurance or any other right of indemnity.

         (d) Other than as disclosed on Exhibit G to this Agreement, neither Reliance nor Reliance Group has any retrocessional reinsurance or other contractual right of indemnity with respect to any of the Reinsurance Agreements other than as may have been provided by the Retrocessionaires under the Asserted Retrocession Agreements.

         (e) Reliance has previously delivered to Gibson, Dunn & Crutcher LLP on behalf of the Retrocessionaires true and complete copies of all written agreements and arrangements, and has fully disclosed the terms and conditions of all non-written agreements and arrangements, direct or indirect, between Reliance Group or any subsidiary thereof and either (i) any Insurer or any subsidiary or affiliate of each Insurer or (ii) any agent, broker, or other intermediary, which agreements or arrangements arise out of or are related to the Unicover Business.

         (f) Based on advice of their respective counsel and actuaries, Reliance and Reliance Group each believes that the Retrocession Settlement Amount and other consideration to be given by the Retrocessionaires hereunder is present fair equivalent value for the releases and other consideration to be given by Reliance and Reliance Group hereunder.

         (g) Except as set forth in Exhibit H, no Settlement Agreement that Reliance has reached to date with any Insurer will lapse or is otherwise terminable before January 21, 2000.

         Section 3.02 Representations and Warranties of Retrocessionaires. Each Retrocessionaire severally represents and warrants to each of Reliance and Reliance Group that:

         (a) Such Retrocessionaire has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The board of directors of each Retrocessionaire has authorized the officer signing this agreement on behalf of that Retrocessionaire to do so and evidence of such authority has been provided to Reliance.

         (b) This Agreement constitutes a valid and binding obligation of such Retrocessionaire, enforceable in accordance with its terms. No other corporate proceedings by such Retrocessionaire are necessary to authorize this Agreement or the transactions contemplated hereby.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         Section 4.01 Conditions Precedent to Certain Obligations of each Retrocessionaire. The obligations of each Retrocessionaire under Sections 2.02, 2.03, and 2.04 of this Agreement shall be subject to the satisfaction, as of the Closing Date, of the following conditions (any or all of which may be waived in whole or in part by each Retrocessionaire):

         (a) Delivery to each Retrocessionaire of the Reliance Release duly executed by Reliance and Reliance Group;

         (b) Delivery to each Retrocessionaire of the Settlement Agreements described in Section 2.01(c);

         (c) Delivery to each Retrocessionaire of all certificates and documents described in Section 2.05;

         (d) Delivery to each Retrocessionaire of the Delphi Release duly executed by Delphi, Reliance Standard Life, and Safety National;

         (e) Delivery to each Retrocessionaire of copies of all agreements pursuant to which Safety National or Reliance Standard Life paid Reliance as described in Section 4.02(d) below, or pursuant to which any of Safety National, Reliance Standard Life, or Delphi released Reliance, or Reliance released any of Safety National, Reliance Standard Life, or Delphi from any claim arising out of or related to the Unicover Business;

         (f) Delivery to each Retrocessionaire of a certificate of an officer of Reliance confirming that all conditions stated in Section 4.01(e) have been satisfied;

         (g) Delivery to each Retrocessionaire of copies of all agreements pursuant to which Aon returned funds to Reliance as described in Section 4.02(e) below, Aon paid Reliance as described in Section 4.02(f) below, or pursuant to which Aon and Reliance or Reliance Group released each other from any claim arising out of or related to the Unicover Business;

         (h) Delivery to each Retrocessionaire of a certificate of an officer of Reliance confirming that all conditions stated in Section 4.01(g) have been satisfied; and

         (i) Delivery to each Retrocessionaire of a certificate of an officer of Reliance confirming that all conditions stated in Sections 4.02(d), 4.02(e), and 4.02(f) have been satisfied.

         Section 4.02 Conditions Precedent to Certain Obligations of Reliance and Reliance Group. The obligations of Reliance and Reliance Group under Sections 2.01(c), 2.03, 2.04, and 2.05 of this Agreement shall be subject to the satisfaction, as of the Closing Date, of the following conditions (any or all of which may be waived in whole or in part by Reliance or Reliance Group):

         (a) Receipt by Reliance of the Retrocession Settlement Amount;

         (b) Delivery to Reliance and Reliance Group of the Reliance Release duly executed by each Retrocessionaire;

         (c) Delivery to Reliance and Reliance Group of the Delphi Release duly executed by each Retrocessionaire;

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         (d) Receipt by Reliance from Safety National and Reliance Standard Life of substantially all of the funds, fees, or other compensation or consideration that Safety National and Reliance Standard Life received relating to the Reinsurance Agreements (which funds, fees, or other compensation or consideration Reliance estimates to have been $58,113,432);

         (e) Receipt by Reliance from Aon of any funds Aon may be holding in any capacity (including broker for Insurers, broker of the Asserted Retrocession Agreements, but only to the extent applicable to the Reinsurance Agreements, and broker of the Quota Share Retrocession Agreement) relating to the Reinsurance Agreements (which funds Reliance estimates to be $31,123,084); and

         (f) Receipt by Reliance from Aon of substantially all of the commissions, fees, brokerage, or other compensation or consideration that Aon received in any capacity (including broker for Insurers, broker of the Asserted Retrocession Agreements, but only to the extent applicable to the Reinsurance Agreements, and broker of the Quota Share Retrocession Agreement) in connection with the Reinsurance Agreements (which commissions, fees, brokerage, or other compensation or consideration Reliance estimates to have been $25,639,383).


                                    ARTICLE V

                TERMINATION OF ASSERTED RETROCESSION AGREEMENTS;
                            DISMISSAL OF PROCEEDINGS

         Section 5.01 Termination of Agreements. Effective upon payment in full of the Retrocession Settlement Amount, and without execution or delivery of any other document: (a) no Retrocessionaire shall have any further obligation whatsoever (including, but not limited to, obligations in law or equity, which exist or may in the future exist, whether known or unknown to any party, and whether concealed or unconcealed) to Reliance or Reliance Group arising out of or related to any of the Asserted Retrocession Agreements or any other agreement arising out of or related to Unicover Business, other than this Agreement, except that this Section 5.01 does not extend to or affect any liabilities or obligations of Phoenix or Cologne Life with respect to reinsurance business ceded by Reliance to the Unicover Occupational Accident Reinsurance Pool; and
(b) Reliance and Reliance Group shall have no further obligation whatsoever (including, but not limited to, obligations in law or equity, which exist or may in the future exist, whether known or unknown to any party, and whether concealed or unconcealed) to any Retrocessionaire under any of the Asserted Retrocession Agreements.

         Section 5.02. Dismissal of Proceedings. Immediately after the Closing, Reliance, Sun Life, and Phoenix will cause their respective attorneys to execute, deliver, and file documents substantially in the form attached as
Exhibit I.

                                   ARTICLE VI

                         SHARING OF COSTS AND RECOVERIES

         Section 6.01 Definitions.

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         (a) The "Measured Cost" as of any given date shall mean (i) the total cash consideration that Reliance has then actually paid in consideration of all Settlement Agreements, minus (ii) $56,523,831, and minus (iii) the Reliance Compensation.

         (b) "Reliance Compensation" shall mean all funds, fees, and other compensation or consideration that Reliance received in connection with the Reinsurance Agreements, minus amounts Reliance actually paid to Unicover in connection with the Reinsurance Agreements (but amounts that Reliance has set aside in a segregated account shall not be deemed paid to Unicover unless and until Unicover actually receives them), minus amounts Reliance actually paid and the Retrocessionaires or their managing general underwriters actually received in connection with the Asserted Retrocession Agreements, minus amounts that Reliance actually paid and that Aon or Rattner actually received as retrocessional commissions, fees, brokerage or other compensation or consideration in connection with the Asserted Retrocession Agreements.

         (c) In the event and to the extent that Reliance or Reliance Group recovers from Aon, Rattner, or Unicover, whether by agreement, litigation, arbitration, settlement, or otherwise, any amounts on account of or otherwise reasonably allocable to any Reinsurance Agreement or the Asserted Retrocession Agreements, then the recovered amount, net of reasonable attorneys fees and other out-of-pocket expenses of collection actually paid to third parties, shall be: (i) if recovered from Aon, a "Reliance Recovered Amount from Aon," (ii) if recovered from Rattner, a "Reliance Recovered Amount from Rattner," and (iii) if recovered from Unicover, a "Reliance Recovered Amount from Unicover" (but amounts that Reliance has set aside in a segregated account and not actually paid to Unicover shall in no event be deemed a Reliance Recovered Amount from Unicover), provided that the Reliance Recovered Amount from Aon shall not exceed $13,705,357, the Reliance Recovered Amount from Rattner shall not exceed the total amount that Reliance actually paid and that Rattner actually received as retrocessional commissions, fees, brokerage or other compensation or consideration in connection with the Asserted Retrocession Agreements, and the Reliance Recovered Amount from Unicover shall not exceed the total amount that Reliance paid Unicover in fees and other compensation related to the Reinsurance Agreements. "Reliance Recovered Amounts" shall be the sum of the "Reliance Recovered Amount from Aon," the "Reliance Recovered Amount from Rattner," and the "Reliance Recovered Amount from Unicover."

         (d) In the event and to the extent that any Retrocessionaire recovers from Aon, Rattner, or Unicover, whether by agreement, litigation, arbitration, settlement, or otherwise, any amounts on account of or otherwise reasonably allocable to any Reinsurance Agreement or the Asserted Retrocession Agreements, but as to the latter only to the extent applicable and reasonably allocable to the Reinsurance Agreements, then the recovered amount, net of reasonable attorneys fees and other out-of-pocket expenses of collection actually paid to third parties, shall be (i) if recovered from Aon, a "Retrocessionaires Recovered Amount from Aon," (ii) if recovered from Rattner, a "Retrocessionaires Recovered Amount from Rattner," and (iii) if recovered from Unicover, a "Retrocessionaires Recovered Amount from Unicover," provided that the Retrocessionaires Recovered Amount from Aon shall not exceed $13,705,357 minus the Reliance Recovered Amount from Aon; the Retrocessionaires Recovered Amount from Rattner shall not exceed the total amount that Reliance actually paid and that Rattner actually received as retrocessional commissions, fees, brokerage or other compensation or consideration in connection with the Asserted Retrocession Agreements minus the Reliance Recovered Amount from Rattner; and the Retrocessionaires Recovered Amount from Unicover shall not exceed the total amount that Reliance paid Unicover in fees and other compensation related to the Reinsurance Agreements minus the Reliance Recovered Amount from Unicover. "Retrocessionaires Recovered Amounts" shall be the sum of the "Retrocessionaires Recovered Amount from Aon," the "Retrocessionaires Recovered Amount from Rattner," and the "Retrocessionaires Recovered Amount from Unicover."

         Section 6.02 Sharing of Costs and Recoveries by Reliance and the Retrocessionaires. On or before the 15th day after the end of each calendar quarter starting with the quarter ending March 31, 2000, and for as long as necessary thereafter, Reliance will pay the Retrocessionaires and the Retrocessionaires will pay Reliance amounts computed in accordance with Schedules I, II, and III to this Agreement. On each of those dates, whether or not a payment is required, each party will submit to each other party a certificate of a responsible officer attesting to the correct amount of the then-current Measured Cost, Reliance Recovered Amounts, Retrocessionaires Recovered Amounts, as applicable; providing all pertinent underlying amounts and calculations; and attaching copies of all pertinent underlying documentation (for example, agreements, awards, or judgments under which amounts may have been recovered from Aon, Rattner, or Unicover).

         Section 6.03 Allocation of Costs and Recoveries between the Retrocessionaires. The total payments by all Retrocessionaires to Reliance under
Section 6.02 and Schedules I, II, and III shall be divided between the Retrocessionaires in the same proportion as the Retrocessionaires Recovered Amounts that each Retrocessionaire recovered shall bear to the total Retrocessionaires Recovered Amounts that all Retrocessionaires recovered, in each case irrespective of whether recovered from Aon, Rattner, or Unicover, but for purposes of this Section 6.03 Retrocessionaires Recovered Amounts shall be computed without regard to the proviso in Section 6.01(d). Payments by Reliance to the Retrocessionaires up to the total amount that all Retrocessionaires have then paid Reliance under Section 6.02 shall be made so as to achieve the proportion described in the previous sentence, and any payments by Reliance to the Retrocessionaires above that amount shall be made in the proportions stated in Exhibit J.

                                   ARTICLE VII

             AUDITS; COOPERATION; ACCESS TO DOCUMENTS AND EMPLOYEES

         Section 7.01 Audit of Reliance Documents Relating to Settlement Agreements. The Retrocessionaires shall have the right to conduct reasonable audits, no less often than annually, of all documents in the possession, custody, or control of Reliance or Reliance Group that relate in any way to any Settlement Agreement, the consideration therefor, any agreement, arrangement, or understanding described in Section 2.01(b), or Reliance's payment under any Settlement Agreement. Reliance shall not execute any Settlement Agreement the terms of which do not permit Reliance to disclose to the Retrocessionaires all documents relating thereto, as required by this Section 7.01. Reliance and Reliance Group shall make all such documents available for inspection and copying by the Retrocessionaires or their agents during normal business hours at its offices in New York, New York.

         Section 7.02 Cooperation and Access to Employees.

         (a) Reliance and Reliance Group will extend to each Retrocessionaire, at the expense of Reliance or Reliance Group (except that each Retrocessionaire agrees to reimburse Reliance or Reliance Group for all reasonable out-of-pocket expenses for travel and other incidentals, but not for compensation of its employees, that Reliance or Reliance Group incurs at the request of that Retrocessionaire), all reasonable cooperation in connection with any litigation or arbitration relating to the Unicover Business. This cooperation will include, but not be limited to, making available to each Retrocessionaire (but where reasonably practicable Sun and Phoenix shall participate jointly), for a reasonable time, each employee of Reliance or Reliance Group (other than the attorneys named on a separate schedule agreed to by the parties, each of whom Reliance and Reliance Group represent to be a member of the legal departments of Reliance or Reliance Group) with knowledge of matters reasonably relevant to the Unicover Business (excluding the negotiation and consummation of this Agreement), upon reasonable notice and during normal business hours, to be interviewed and to prepare for and participate in arbitration or litigation proceedings relating to the Unicover Business. Reliance and Reliance Group further agree that they will cooperate with any reasonable efforts of the Retrocessionaires to obtain access to former employees of Reliance or Reliance Group regarding such arbitration or litigation proceedings. This cooperation will also include promptly giving each Retrocessionaire copies of all documents described in Section 2.05(b) that come into the possession, custody, or control of Reliance or Reliance Group after the date of this Agreement, subject to the same requirements, conditions, and limitations set forth in Section 2.05(c).

         (b) Reliance and Reliance Group will extend to each Retrocessionaire all reasonable cooperation in any litigation, arbitration, or other proceeding that any Retrocessionaire may reasonably think necessary or desirable to enforce any right of Reliance or Reliance Group to documents in the possession, custody, or control of Aon, Rattner, or Unicover. This cooperation shall include, but not be limited to, the execution of powers of attorney designating each Retrocessionaire, or any of them, to prosecute such proceedings against Rattner or Unicover on behalf of Reliance and Reliance Group and assignments to each Retrocessionaire, or any of them, of all rights (to the maximum extent assignable) of Reliance and Reliance Group to documents in the possession, custody, or control of Aon, Rattner, or Unicover. If documents are received from Aon, Rattner, or Unicover as a result of any such proceeding, Reliance and Reliance Group shall immediately give each Retrocessionaire copies of all such documents unless, in the reasonable opinion of Paul, Weiss, Rifkind, Wharton & Garrison, such disclosure would violate a confidentiality agreement that is binding upon Reliance. In the event such a determination is made by Paul, Weiss, Rifkind, Wharton & Garrison, Reliance shall promptly identify the applicable confidentiality agreement to each Retrocessionaire and shall promptly provide a log to each Retrocessionaire of each confidential document, stating for each such document the information customarily stated in privilege logs.

         (c) Reliance and Reliance Group will not enter into any confidentiality agreement that would reduce or limit their rights to disclose any documents to the Retrocessionaires.

                                  ARTICLE VIII

                           CONFIDENTIALITY; PUBLICITY

         Section 8.01 Confidentiality.

         (a) This Agreement and its terms shall remain confidential and shall not be disclosed to any person other than the parties hereto, provided, however, that each party may disclose this Agreement and its terms (i) to its directors, officers, employees, and attorneys, and those of its parent company, who have a legitimate need to know such information, (ii) to its accountants and other professional advisors who have a legitimate need to know such information, (iii) to rating agencies, (iv) to regulatory agencies, (v) as required by law (including, without limitation, pursuant to any insurance or securities law or any legal, regulatory or legislative proceeding), but only after giving the other parties notice of such proposed disclosure as far in advance as practical, and (vi) in the case of the Retrocessionaires only, to their retrocessionaires on the Unicover Business. The disclosing party shall inform the person or entity obtaining this Agreement or any information about its terms of the confidential nature of the terms of this Agreement and its terms and the need to maintain that confidentiality. In the event that disclosure of the Agreement itself is made pursuant to subsections (ii) or (vi) above, the disclosing party shall first obtain a signed confidentiality agreement substantially in the form of Exhibit K to this Agreement. In the event that disclosure of the Agreement itself is made pursuant to subsections (iv) or (v) above, the disclosing party will make reasonable efforts to file any copy of this Agreement under seal.

         (b) Reliance and each Retrocessionaire may disclose material terms of this Agreement, but not a copy of the Agreement itself, to Aon, Delphi, Safety National, or Reliance Standard, but only for the purpose of obtaining from the recipient the return of funds, fees, commissions, brokerage, or other compensation or consideration in respect of or otherwise attributable to the Reinsurance Agreements, provided that the proposed recipient has first signed a confidentiality agreement substantially in the form of Exhibit L.

         (c) With the prior approval of the Retrocessionaires, which they will not unreasonably withhold, Reliance may disclose material terms of this Agreement, but not a copy of the Agreement itself, to Insurers or brokers for Insurers, but only for the purposes of negotiating Settlement Agreements or of obtaining from the recipient the return of funds, fees, commissions, brokerage, or other compensation or consideration in respect of or otherwise attributable to the Reinsurance Agreements, provided that the proposed recipient has first signed a confidentiality agreement substantially in the form of Exhibit L.

         (d) Reliance Group may disclose either the terms or a copy of this Agreement to any potential material investor in or acquirer of Reliance Group
(i) that is conducting a due diligence investigation of Reliance Group, (ii) that has signed a confidentiality agreement with Reliance Group that covers this Agreement and the terms thereof and obligates the recipient to use that information for the sole purpose of evaluating a possible material investment in or acquisition of Reliance Group, and (iii) to which Reliance Group has disclosed information that is, in the reasonable opinion of the chief financial officer of Reliance Group, Reliance Group's own most sensitive and confidential information.

         Section 8.02 Publicity.

         (a) Each party to this Agreement, on behalf of itself and its respective subsidiaries, directors, officers, and employees, covenants that it shall not issue any press release or make any other statement that contains or might reasonably be deemed to imply any disparaging remarks concerning another party to this Agreement or make statements that present another party to this Agreement in a negative context with respect to the Reinsurance Agreements, Settlement Agreements, Asserted Retrocession Agreements, or Unicover Business, provided, however, that nothing herein will prohibit any party from making any statement to the extent that such party reasonably determines upon advice of counsel that such statement is required by law.

         (b) If any party to this Agreement contemplates any public release or announcement about this Agreement, the party contemplating such a release or announcement will send the other parties to this Agreement the text of the proposed release or announcement a reasonable time in advance of its issuance.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.01 Termination. In the event that, as of 11:59 p.m., Eastern Standard Time, on January 21, 2000, any condition precedent stated in Section
4.01 has not been either satisfied or waived by each Retrocessionaire, then any Retrocessionaire may terminate this Agreement by notice to all other parties. In the event that, as of 11:59 p.m., Eastern Standard Time, on January 21, 2000, any condition precedent stated in Section 4.02 has not been either satisfied or waived by each of Reliance and Reliance Group, then either Reliance or Reliance Group may terminate this Agreement by notice to all other parties. If any party so terminates this Agreement, then (i) this Agreement shall terminate and the rights, duties, and obligations hereunder of the parties hereto and of their respective directors, officers, employees, agents, representatives, successors or assigns, shall be void ab initio and (ii) this Agreement shall be deemed to have been made solely for purposes of settlement, and no party shall refer to this Agreement or the fact that any party executed it in any subsequent legal proceeding. Notwithstanding the foregoing, (x) no termination of this Agreement pursuant to this Section 9.01 shall eliminate any liability of the parties hereto with respect to any breaches hereof arising before such termination and
(y) the provisions of Section 8.01 of this Agreement relating to the obligations of the parties hereto to keep information confidential shall survive the termination of this Agreement.

         Section 9.02 Entire Agreement. This Agreement and its schedules and exhibits constitutes the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matters hereof. Any amendment or modification hereto shall be null and void unless made in writing by amendment to this Agreement and executed by all parties.

         Section 9.03 Governing Law. This Agreement shall be governed by, interpreted under and construed in accordance with New York law, without regard to conflicts or choice of laws principles.

         Section 9.04. Arbitration.

         (a) Any dispute or claim arising out of or relating to this Agreement, including its formation and validity, shall be referred to arbitration. Arbitration shall be initiated by the delivery, by mail, facsimile, or other reliable means, of a written demand for arbitration by one party or the other. The arbitration shall be held in New York, New York, or such other place as the parties may mutually agree.

         (b) For purposes of any arbitration between one or both of Reliance and Reliance Group, on the one hand, and one or more of the Retrocessionaires, on the other hand, Reliance and Reliance Group shall be one party and the Retrocessionaires together shall be one party.

         (c) Arbitration shall be conducted before a three-person Arbitration Panel appointed as follows. Each party shall appoint one arbitrator, and the two arbitrators so appointed shall then appoint an impartial Umpire before proceeding. If either party fails to appoint an arbitrator within thirty (30) days after it receives a written request by the other party to do so, the other party may appoint an arbitrator for it. Should the two party appointed arbitrators fail to choose an Umpire within thirty (30) days of the appointment of the second arbitrator, each arbitrator shall propose three names, of whom the other shall strike two, and the decision shall be made from the remaining two by drawing lots. The arbitrators and Umpire shall be present or former executives or officers of insurance or reinsurance companies or shall be arbitrators certified by ARIAS-U.S. The arbitrators and Umpire shall have no financial interest in the outcome of the arbitration.

         (d) The arbitrators and Umpire shall interpret this Agreement under New York law. They may permit or order such discovery, if any, as they think appropriate and may conduct the hearing of the arbitration by written submissions, oral testimony, or any combination thereof as they think appropriate.

         (e) The decision of a majority of the Arbitration Panel shall be final and binding, except to the extent otherwise provided in the Federal Arbitration Act. The Arbitration Panel shall render its award in writing. Judgment upon the award may be entered in any court having jurisdiction, pursuant to the Federal Arbitration Act. Unless the Arbitration Panel orders otherwise, each party shall pay: (1) the fees and expenses of its own arbitrator, and (2) an equal share of the fees and expenses of the Umpire and of the other expenses of the arbitration.

         (f) It is the intent and desire of the parties that any arbitration under this Section 9.04 should be concluded and an award rendered as expeditiously as reasonably possible and that the arbitrators should schedule and conduct the arbitration accordingly.

         Section 9.05 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties hereto. For purposes of the foregoing, a facsimile of a signed counterpart shall constitute an original, and delivery of a facsimile signature shall be effective.

         Section 9.06 No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         Section 9.07 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and legal representatives. This Agreement is not assignable except by operation or law or by mutual written consent of the parties.

         Section 9.08 Waivers. The terms of this Agreement may be waived only by a written instrument signed by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any right, power, privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         Section 9.09 Currency. All payments hereunder shall be in United States Dollars. All monetary amounts referred to herein are in United States Dollars. All reports and accounts hereunder shall be rendered in United States Dollars.

         Section 9.10 Headings. The headings in this Agreement are for the convenience of reference only and shall not affect its interpretation.

         Section 9.11 Preparation. This Agreement is the product of informed arms-length negotiations between the parties hereto and competent counsel of their choice, and may involve compromises of previously asserted positions. This Agreement has been jointly prepared by the parties hereto and the terms hereof will not be construed in favor of or against any party to this Agreement by reason of its participation in such preparation. By executing this Agreement, no party is conceding liability, and this Agreement shall not be construed as an admission of any kind relating to any claim, liability or obligation relating to the Asserted Retrocession Agreements.

         Section 9.12 Notices. All notices, requests, demands, approvals and other communications under this Agreement shall be in writing and shall be delivered personally; by facsimile transmission; by certified, registered or express mail, postage prepaid; or by a recognized overnight courier service. Any such notice or other communication shall be deemed given upon actual delivery if actually delivered during normal business hours, and at the beginning of the next business day if actually delivered outside normal business hours, in each case to the following addresses:

                           If to Reliance
                           or Reliance Group:  Lowell Freiberg
                                               Chief Financial Officer
                                               Executive Vice President
                                               Reliance Group Holdings
                                               55 East 52nd Street, 29th Floor
                                               New York, New York 10055
                                               Tel: (212) 909-1160
                                               Fax: (212) 909-1864

                                               with copies to:

                                               Jeffrey A. Welikson, Esq.
                                               Reliance National
                                               77 Water Street, 21st Floor
                                               New York, New York 10005
                                               Tel: (212) 858-3862
                                               Fax: (212) 858-9118

                                               and

                                               Howard E. Steinberg, Esq.
                                               Reliance Group Holdings
                                               55 East 52nd Street, 29th Floor
                                               New York, New York 10055
                                               Tel: (212) 909-1136
                                               Fax: (212) 909-1241

                                               and

                                               Brad S. Karp, Esq.
                                               Claudia Hammerman, Esq.
                                               Paul, Weiss, Rifkind, Wharton
                                               & Garrison
                                               1285 Avenue of the Americas
                                               New York, New York 10019
                                               Tel: (212) 373-3000
                                               Fax: (212) 757-3990

                           If to Sun Life:     Sun Life Assurance Company of
                                               Canada
                                               150 King Street West
                                               Toronto, Ontario, M5H 1J9
                                               Canada

                                               Attention: Senior Vice-President
                                               and Chief Legal Officer
                                               Tel: (416) 979-4024
                                               Fax: (416) 260-8318

                                               and

                                               Attention: Vice President &
                                               General Manager, Reinsurance
                                               Tel: (416) 979-6059
                                               Fax: (416) 585-9908

                                               with copies to:

                                               Peter R. Chaffetz, Esq.
                                               Chadbourne & Parke LLP
                                               30 Rockefeller Plaza
                                               New York, New York 10112
                                               Tel: (212) 408-2335
                                               Fax: (212) 541-5369

                           If to Phoenix:      Dona D. Young, Esq.
                                               Phoenix Home Life Mutual
                                               Insurance Company
                                               One American Row
                                               Hartford, Connecticut 06115
                                               Tel: (860) 403-5967
                                               Fax: (860) 403-5543

                                               with copies to:

                                               Alan J. Levin, Esq.
                                               Edwards & Angell, LLP
                                               90 State House Square
                                               Hartford, Connecticut 06103
                                               Tel: (860) 541-7747
                                               Fax: (860) 527-4198

                         If to Cologne Life:   Charles F. Barr, Esq.
                                               Cologne Life Reinsurance Company
                                               Financial Centre
                                               Post Office Box 10351
                                               Stamford, Connecticut 06904-2351
                                               Tel: (203) 328-5506
                                               Fax: (203) 328-5877

                                               with copies to:

                                               David J. Grais, Esq.
                                               Gibson, Dunn & Crutcher LLP
                                               200 Park Avenue

                                               New York, New York 10166
                                               Tel: (212) 351-4087
                                               Fax: (212) 351-5229

         Any party may, by notice given in accordance with this Agreement to the other parties, designate another address, fax number or person for receipt of notices hereunder.

         IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement by their duly authorized representatives on the date(s) so indicated.



RELIANCE INSURANCE COMPANY



By: /s/ Lowell C. Freiberg
   --------------------------
Name:   Lowell C. Freiberg
Title:  Senior Vice-sPresident
Date:   January 7, 2000


RELIANCE GROUP HOLDINGS, INC.

By: /s/ Lowell C. Freiberg
   --------------------------
Name:   Lowell C. Freiberg
Title:  Executive Vice President
Date:   January 7, 2000


SUN LIFE ASSURANCE COMPANY OF CANADA



By: /s/ Thomas A. Bogart                    By: /s/ Robin E. Fitzgerald
   --------------------------                  --------------------------
Name:  Thomas A. Bogart                     Name:  Robin E. Fitzgerald
Title: SVP & Chief Legal Officer            Title: VP & GM, Reinsurance
Date:  January __, 2000                     Date:  January __, 2000



PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY


By: /s/ Dona D. Young
   --------------------------
Name:   Dona D. Young
Title:  Executive Vice President, Individual Insurance and General Counsel
Date:   January 7, 2000



AMERICAN PHOENIX LIFE AND REASSURANCE COMPANY


By: /s/ David W. Searfoss
   --------------------------

Name:   David W. Searfoss
Title:  Vice President and Chief Financial Officer
Date:   January 7, 2000



COLOGNE LIFE REINSURANCE COMPANY


By: /s/ Charles F. Barr
   --------------------------
Name:   Charles F. Barr
Title:  Assistant General Counsel
Date:   January 7, 2000